June 19, 2015 17:47 ET

Chanticleer Holdings Announces Financing of $2.15 Million

CHARLOTTE, NC—(Marketwired - June 19, 2015) - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer Holdings” or the “Company”), owner and operator of several restaurant brands globally, announced that on June 19, 2015, it entered into an agreement with an institutional investor and accredited investors for a registered direct placement (“Placement”) of $2.15 million of common stock at $2.50 per share. The Securities Purchase Agreement also provides an overallotment right for the investor(s) to purchase up to $2.15 million of common stock at $2.50 per share during the 75 days following the initial closing.

The Placement is expected to close on or before June 24, 2015, subject to satisfaction of customary closing conditions.

T.R. Winston & Company, LLC acted as the sole placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-185898), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on June 9, 2015. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained by clicking on the following link: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001106838&owner=exclude&count=40&hidefilings=0 or by request at T.R. Winston & Company, LLC at 2049 Century Park East, Suite 320, Los Angeles, CA.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR: The Burger Joint, and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements: Any statements that are not historical facts contained in this release are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

CONTACT INFORMATION

Contact Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com